    Exhibit 99.1
Ventas, Inc.    300 North LaSalle Street, Suite 1600    Chicago, Illinois 60654    (877) 4-VENTAS    www.ventasreit.com

Contact:    BJ Grant
(877) 4-VENTAS

Ventas Reports 2026 Third Quarter Results

CHICAGO – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the third quarter ended September 30, 2026.

CEO Remarks

“Ventas delivered strong enterprise results and growth in the third quarter, as we executed our 1-2-3 strategy and drove outperformance at scale. Our large and growing Senior Housing Operating Portfolio (“SHOP”) powered the Company’s organic property growth, and we used our differentiated platform, operating expertise and data advantages to generate results that significantly outperformed industry benchmarks,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Additionally, we are aggressively expanding our SHOP business through attractive acquisitions designed to increase our enterprise growth and enhance the Company’s multiyear growth outlook. We have closed over $5 billion of investments focused on U.S. senior housing year to date. We have significant momentum in the market, and we are currently advancing our robust pipeline of actionable SHOP investment opportunities.

“With our commitment to helping people live longer, healthier and happier lives, we are well positioned to serve the secular demand from a wave of Baby Boomers turning 80 over the coming decade.

“We are again raising our full year earnings guidance primarily because of our 2026 investment activity. Our business and team are built to meet this moment, and we are focused on creating value for stakeholders,” Cafaro concluded.

Third Quarter and Other 2026 Highlights

•Net Income Attributable to Common Stockholders (“Attributable Net Income”) per share of $0.13

•Normalized Funds From Operations* (“Normalized FFO”) per share of $0.99, an increase of 10% year-over-year

•Total Company Net Operating Income* (“NOI”) year-over-year growth of 18% and Total Company Same-Store Cash NOI* year-over-year growth of 11%

•On a Same-Store Cash NOI* basis, SHOP grew 16% year-over-year, led by U.S. growth of 17%

•Year to date, the Company closed $5.2 billion of investments focused on senior housing with attractive financial return expectations, consistent with its Right Market, Right Asset, Right OperatorTM strategy

•To fund its 2026 investment activity, year to date through September 30, 2026, the Company settled 47.3 million shares of common stock under equity forward sales agreements for gross proceeds of $3.9 billion; and, at September 30, 2026, the Company had $0.8 billion of unsettled equity forward sales agreements, totaling $4.7 billion in equity capital

Ventas Reports 2026 Third Quarter Results
October 27, 2026

*Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

Third Quarter 2026 Company Results

For the Third Quarter 2026, reported per share results were:

	Quarter Ended September 30,
	2026	2025	$ Change	% Change
Attributable Net Income	$0.13	$0.14	$(0.01)	(7%)
Nareit FFO*	$1.01	$0.88	$0.13	15%
Normalized FFO*	$0.99	$0.90	$0.09	10%

SHOP Growth

In the third quarter, SHOP Same-Store Cash NOI increased 16% year-over-year. Same-Store revenue per occupied room (“RevPOR”) grew 5% and average occupancy grew 290 basis points year-over-year. Same-Store Cash NOI margin* grew 190 basis points year-over-year, benefitting from favorable operating leverage combined with RevPOR and occupancy growth.

During the third quarter, U.S. SHOP Same-Store Cash NOI increased 17%, and average occupancy grew 320 basis points to exceed 90%, year-over-year.

Investment Activity

Ventas closed $1.2 billion of senior housing investments in the third quarter, and year to date has closed $5.2 billion of investments focused on senior housing. The Company expects these investments to increase its growth rate on a multiyear basis and generate attractive financial returns. The Company’s relationship-based investment momentum continues with a robust investment pipeline that is active and actionable.

Financial Strength and Flexibility

The Company’s Net Debt-to-Further Adjusted EBITDA* strengthened to 4.4x as of the end of the third quarter, representing a continued trend of sequential improvement and nearly a full turn improvement from the prior year period. The improvement was driven by SHOP NOI growth and equity-funded senior housing investments.

As of September 30, 2026, the Company had $4.5 billion in liquidity, supporting Ventas’s growth and financial flexibility. Liquidity includes availability under its unsecured credit facilities, cash and cash equivalents and unsettled equity forward sales agreements outstanding.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

Increased Full Year 2026 Guidance

The Company is increasing its guidance for the full year. The Company’s 2026 guidance contains forward-looking statements and is based on a number of assumptions, including those identified later in this press release; actual results may differ materially. Ventas expects to report 2026 per share Attributable Net Income, Nareit FFO and Normalized FFO within the following ranges:

	As of 10/27/26	As of 7/29/26
Attributable Net Income Per Share Range	$0.64 - $0.67	$0.58 - $0.63
Attributable Net Income Per Share Midpoint	$0.66	$0.61
Nareit FFO Per Share Range*	$3.83 - $3.86	$3.76 - $3.81
Nareit FFO Per Share Midpoint*	$3.85	$3.79
Normalized FFO Per Share Range*	$3.87 - $3.90	$3.85 - $3.90
Normalized FFO Per Share Midpoint*	$3.89	$3.88

Full Year 2026 Guidance Commentary Update

The increase in the Company’s guidance is primarily the result of 2026 accretive senior housing investment activity, partially offset by the impacts of interest rates and foreign exchange. Certain additional assumptions are set forth in the appendix.

Investor Presentation

An Earnings Presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its Supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, the Company’s website, including the information contained in the aforementioned Earnings Presentation and Supplemental, is not incorporated by reference into, and is not part of, this document.

Third Quarter 2026 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Wednesday, October 28, 2026 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (833) 461-5787 (or +1 (585) 542-9983 for international callers), and the participant passcode is 771494992. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (833) 309-1852 (or +1 (929) 828-5978 for international callers), passcode 771494992, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas, Inc. (NYSE: VTR) is an S&P 500 company enabling exceptional environments that benefit a large and growing aging population. With approximately 1,500 properties in North America and the United Kingdom, Ventas occupies an essential role in the longevity economy. The Company’s growth is fueled by its approximately 1,000 senior housing communities, which provide valuable services to residents and enable them to thrive in supported environments. Ventas aims to deliver outsized performance by leveraging its operational expertise, data-driven insights from its Ventas OITM platform, extensive relationships and strong financial position. The Ventas portfolio also includes outpatient medical buildings, research centers and healthcare facilities. Ventas’s seasoned team of talented professionals shares a commitment to excellence, integrity and a common purpose of helping people live longer, healthier, happier lives.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

Non-GAAP Financial Measures

This press release of Ventas, Inc. (the “Company,” “we,” “us,” “our” and similar terms) includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”), such as Nareit FFO, Normalized FFO, Net Operating Income (“NOI”), Cash NOI, Same-Store Cash NOI, Same-Store Cash NOI Margin, Same-Store Cash NOI Growth, Cash Operating Revenue, Same-Store Cash Operating Revenue and Net Debt to Further Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in the appendix to this press release. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives for, or superior to, financial measures calculated in accordance with GAAP.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of phrases or words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “line-of-sight,” “outlook,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K as we file them with the Securities and Exchange Commission.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) our exposure and the exposure of our managers, tenants and borrowers to complex and evolving governmental policy, laws and regulations, including relating to healthcare, data privacy, cybersecurity, artificial intelligence, international trade and environmental matters, the impact of such policies, laws and regulations on our and our managers’, tenants’ and borrowers’ business and the challenges and expense associated with complying with such policies, laws and regulations; (b) the impact of market, macroeconomic and general economic conditions on us, our managers, tenants and borrowers and in areas in which our properties are geographically concentrated, including changes in or elevated inflation, interest rates and exchange rates, labor market dynamics and rises in unemployment, tightening of lending standards and reduced availability of credit or capital, events that affect consumer confidence, and the actual and perceived state of the real estate markets and public and private capital markets; (c) our ability, and the ability of our managers, tenants and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, including their ability to respond to the impact of the U.S. political environment on government funding and reimbursement programs, and the financial condition or business prospect of our managers, tenants and borrowers; (d) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments; (e) our ability to identify and consummate future investments in healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests; (f) the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our managers, tenants or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities; (g) our reliance on third-party
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Ventas Reports 2026 Third Quarter Results
October 27, 2026

managers and tenants to operate or exert substantial control over properties they manage for, or lease from, us, which limits our control and influence over such properties, their operations and their performance; (h) our reliance and the reliance of our managers, tenants and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained; (i) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our managers, tenants, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us; (j) our dependency on a limited number of managers and tenants for a significant portion of our revenues and operating income; (k) our exposure to various operational risks, liabilities and claims from our operating assets; (l) our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the healthcare real estate sector, the competitiveness or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements; (m) our ownership of properties or operation of business outside of the U.S. that may subject us to different or greater risks than those associated with our domestic operations; (n) the risk that our management agreements or leases are not renewed or are renewed on less favorable terms, that our managers or tenants default under those agreements or that we are unable to replace managers or tenants on a timely basis or on favorable terms, if at all; (o) the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (p) risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets; (q) the risk of exposure to unknown liabilities from our investments in properties or businesses; (r) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our managers, tenants or borrowers; (s) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates; (t) our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness; (u) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates; (v) the risk of potential dilution resulting from future sales or issuances of our equity securities; (w) the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our managers, tenants, borrowers or other counterparties; (x) the risks or uncertainties relating to the use of, or inability to take advantage of, the benefits of artificial intelligence by us or our managers, tenants or borrowers; (y) the occurrence of cybersecurity threats and incidents that could disrupt our or our managers’, tenants’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation; (z) the risk of catastrophic or extreme weather and other natural events; (aa) our ability to attract and retain talented employees; (bb) our ability to maintain a positive reputation for quality and service with our key stakeholders; (cc) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (dd) the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of our company; (ee) risks and uncertainties related to the UPREIT Reorganization; and (ff) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	As of September 30, 2026	As of December 31, 2025
Assets
Real estate investments:
Land and improvements	$3,390,024	$2,962,738
Buildings and improvements	34,209,438	30,872,598
Construction in progress	248,737	358,811
Acquired lease intangibles	2,046,823	1,680,567
Operating lease assets	314,623	295,838
	40,209,645	36,170,552
Accumulated depreciation and amortization	(12,912,169)	(12,043,619)
Net real estate property	27,297,476	24,126,933
Secured loans receivable and investments, net	442,287	143,913
Investments in unconsolidated real estate entities	584,905	617,571
Net real estate investments	28,324,668	24,888,417
Cash and cash equivalents	202,009	741,067
Escrow deposits and restricted cash	27,623	45,070
Goodwill	1,045,824	1,046,072
Assets held for sale	100,813	42,993
Deferred income tax assets, net	2,807	2,797
Other assets	921,638	825,529
Total assets	$30,625,382	$27,591,945
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,436,652	$13,011,016
Accrued interest payable	97,664	143,104
Operating lease liabilities	230,568	208,602
Accounts payable and other liabilities	1,469,788	1,240,820
Liabilities related to assets held for sale	6,489	4,032
Deferred income tax liabilities	31,801	23,409
Total liabilities	14,272,962	14,630,983
Redeemable OP unitholder and noncontrolling interests	492,756	375,154
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 1,200,000 shares authorized, 528,820 and 474,926 shares outstanding at September 30, 2026 and December 31, 2025, respectively	132,205	118,732
Capital in excess of par value	23,834,762	19,976,183
Accumulated other comprehensive loss	(23,689)	(39,851)
Retained earnings (deficit)	(8,136,215)	(7,527,777)
Treasury stock, 0 shares issued	—	(34)
Total Ventas stockholders’ equity	15,807,063	12,527,253
Noncontrolling interests	52,601	58,555
Total equity	15,859,664	12,585,808
Total liabilities and equity	$30,625,382	$27,591,945
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Ventas Reports 2026 Third Quarter Results
October 27, 2026

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Rental income:
Triple-net leased properties	$129,484	$160,050	$377,411	$468,865
Outpatient medical and research portfolio	233,239	226,200	691,948	668,333
	362,723	386,250	1,069,359	1,137,198
Resident fees and services	1,450,802	1,088,546	4,107,090	3,090,164
Third-party capital management revenues	4,140	4,492	12,796	13,225
Income from loans and investments	12,165	5,524	22,866	14,243
Interest and other income	1,961	4,184	6,238	13,133
Total revenues	1,831,791	1,488,996	5,218,349	4,267,963
Expenses
Interest	161,388	158,124	477,564	457,778
Depreciation and amortization	446,013	357,173	1,236,192	1,026,417
Property-level operating expenses:
Senior housing	1,020,832	786,250	2,899,163	2,236,952
Outpatient medical and research portfolio	80,529	79,136	238,611	230,094
Triple-net leased properties	3,201	3,012	9,244	10,505
	1,104,562	868,398	3,147,018	2,477,551
Third-party capital management expenses	1,794	1,517	5,333	4,969
General, administrative and professional fees	47,698	40,387	157,430	136,392
Loss on extinguishment of debt, net	14	119	546	119
Transaction, transition and restructuring costs	7,872	5,472	28,009	16,081
Other expense	9,821	13,370	23,975	20,621
Total expenses	1,779,162	1,444,560	5,076,067	4,139,928
Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	52,629	44,436	142,282	128,035
(Loss) income from unconsolidated entities	(5,464)	16,644	(20,626)	12,195
Gain on real estate dispositions	815	1,283	16,037	35,268
Income tax benefit	19,301	6,345	60,856	13,028
Net income	67,281	68,708	198,549	188,526
Net income attributable to noncontrolling interests	1,901	2,661	6,687	7,347
Net income attributable to common stockholders	$65,380	$66,047	$191,862	$181,179
Earnings per common share
Basic:
Net income	$0.13	$0.15	$0.40	$0.42
Net income attributable to common stockholders	0.13	0.14	0.39	0.40
Diluted:
Net income	$0.13	$0.15	$0.40	$0.41
Net income attributable to common stockholders	0.13	0.14	0.38	0.40
Weighted average shares used in computing earnings per common share
Basic	513,946	456,032	493,324	449,572
Diluted	518,937	463,415	501,284	456,392

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30,		Q3 YoY Change
	2026	2025	’26-’25
Net income attributable to common stockholders	$65,380	$66,047	(1%)
Net income attributable to common stockholders per share	$0.13	$0.14	(7%)
Adjustments:
Depreciation and amortization on real estate assets	444,220	355,453
Depreciation on real estate assets related to noncontrolling interests	(6,343)	(4,252)
Depreciation on real estate assets related to unconsolidated entities	22,149	20,812
Gain on real estate dispositions	(815)	(1,283)
Loss (gain) on real estate dispositions related to unconsolidated entities	3	(28,003)
Subtotal: Nareit FFO adjustments	459,214	342,727
Subtotal: Nareit FFO adjustments per share	$0.88	$0.74
Nareit FFO attributable to common stockholders	$524,594	$408,774	28%
Nareit FFO attributable to common stockholders per share	$1.01	$0.88	15%

Adjustments:
Loss on derivatives, net	693	8,478
Non-cash impact of income tax benefit	(23,901)	(8,970)
Loss on extinguishment of debt, net	14	119
Transaction, transition and restructuring costs	7,872	5,472
Amortization of other intangibles	119	115
Non-cash stock-based compensation expense (1)	5,926	5,905
Significant disruptive events, net	(1,516)	1,161
Normalizing items related to noncontrolling interests and unconsolidated entities, net	426	8,111
Other normalizing items, net(2)	—	(14,298)
Subtotal: Normalized FFO adjustments	(10,367)	6,093
Subtotal: Normalized FFO adjustments per share	$(0.02)	$0.01
Normalized FFO attributable to common stockholders (1)	$514,227	$414,867	24%
Normalized FFO attributable to common stockholders per share	$0.99	$0.90	10%
Weighted average diluted shares	518,937	463,415

(1)    Beginning with the first quarter of 2026, the Company excludes non-cash stock-based compensation expense from the calculation of Normalized FFO. Results for prior periods have been updated to conform to this presentation.
(2)    Principally due to the net non-cash revenue impact of changed revenue recognition from cash to straight-line related to a Senior Housing Triple-Net tenant.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Funds From Operations attributable to common stockholders (“FFO”) and Normalized FFO attributable to common stockholders (“Normalized FFO”) to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance across periods on a consistent basis. In some cases, the Company provides information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items on our financial results.

Nareit Funds From Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO Attributable to Common Stockholders (“Normalized FFO”)

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) gains and losses on derivatives, net and changes in the fair value of financial instruments; (b) the non-cash impact of income tax benefits or expenses; (c) gains and losses on extinguishment of debt, net including the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of our debt; (d) transaction, transition and restructuring costs; (e) amortization of other intangibles; (f) non-cash stock-based compensation expense; (g) net expenses or recoveries related to significant disruptive events; (h) the impact of expenses related to asset impairment and valuation allowances; (i) the financial impact of contingent consideration; (j) gains and losses on non-real estate dispositions and other normalizing items related to noncontrolling interests and unconsolidated entities; and (k) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other companies, which may define similarly titled measures differently than the Company does. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2026 Guidance as of October 27th, 20261
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2026		FY 2026 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$324	$339	$0.64	$0.67

Depreciation and amortization adjustments	1,719	1,719	$3.38	$3.38
Gain on real estate dispositions	(93)	(93)	($0.18)	($0.18)
Nareit FFO attributable to common stockholders	$1,949	$1,965	$3.83	$3.86

Other adjustments[3]	21	21	$0.04	$0.04

Normalized FFO attributable to common stockholders	$1,970	$1,986	$3.87	$3.90
% Year-over-year growth			9%	10%

Weighted average diluted shares (in millions)	509	509

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance includes the following investment and disposition assumptions:
◦October YTD completed investments of $5.2 billion focused on senior housing, vs. previous guidance of ~$4.5 billion
◦Disposition and loan repayment proceeds of ~$700 million at a ~7% blended yield, unchanged

◦Additional guidance assumptions include:
◦Interest expense of ~$648 million at midpoint, vs. previous ~$646 million
◦Interest and other income of ~$9 million at midpoint, vs. previous ~$8 million
◦Cash income tax expense of ~$14 million to ~$16 million
◦Full year weighted average diluted share count of 509 million, vs. previous 506 million
◦FAD capital expenditures of ~$400 million at midpoint, unchanged
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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Full Year 2026 Guidance as of July 29th, 20261
Net Income and FFO Attributable to Common Stockholders2
(In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

	FY 2026		FY 2026 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$291	$317	$0.58	$0.63

Depreciation and amortization adjustments	1,626	1,626	$3.22	$3.22
Gain on real estate dispositions	(15)	(15)	($0.03)	($0.03)
Nareit FFO attributable to common stockholders	$1,902	$1,927	$3.76	$3.81

Other adjustments[3]	44	44	$0.09	$0.09

Normalized FFO attributable to common stockholders	$1,947	$1,972	$3.85	$3.90
% Year-over-year growth			8%	10%

Weighted average diluted shares (in millions)	506	506

1 The Company’s guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed herein and in the Company’s filings with the Securities and Exchange Commission.

2 Totals may not add due to minor corporate-level adjustments.

3 Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

Select Guidance Assumptions:

•The Company’s guidance includes the following investment and disposition assumptions:
◦Expect to close $4.5 billion of investments focused on senior housing, increased vs. previous $3 billion
◦Disposition and loan repayment proceeds of ~$700 million at a ~7% blended yield, vs. previous ~$300 million

◦Additional guidance assumptions include:
◦Interest expense of ~$646 million at midpoint, vs. previous ~$640 million
◦Interest and other income of ~$8 million at midpoint, unchanged
◦Full year weighted average diluted share count of 506 million, vs. previous 504 million
◦FAD capital expenditures of ~$400 million at midpoint, unchanged
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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Third Quarter 2026 Same-Store Cash NOI by Segment
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended September 30, 2026
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$65,380
Adjustments:
Interest and other income					(1,961)
Interest expense					161,388
Depreciation and amortization					446,013
General, administrative and professional fees					47,698
Loss on extinguishment of debt, net					14
Transaction, transition and restructuring costs					7,872
Other					9,821
Loss from unconsolidated entities					5,464
Gain on real estate dispositions					(815)
Income tax benefit					(19,301)
Net income attributable to noncontrolling interests					1,901
NOI	$429,970	$153,433	$126,283	$13,788	$723,474
Adjustments:
Straight-lining of rental income	—	(4,078)	(7,207)	—	(11,285)
Non-cash rental income	—	(4,136)	(1,217)	—	(5,353)
Cash payments, fees and other consideration	—	2,695	—	—	2,695
NOI not included in Cash NOI (1)	1,965	(3,488)	(234)	—	(1,757)
Non-segment NOI	—	—	—	(13,788)	(13,788)
Cash NOI	$431,935	$144,426	$117,625	$—	$693,986

Adjustments:
Cash NOI not included in Same-Store	(113,606)	(2,807)	—	—	(116,413)
Same-Store Cash NOI	$318,329	$141,619	$117,625	$—	$577,573

Percentage increase	15.5%	2.5%	8.4%		10.6%

(1)     Includes consolidated properties. Excludes, among other things, sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new reportable segment as of the transition date.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

	For the Three Months Ended September 30, 2025
	SHOP	OM&R	NNN	Non-Segment	Total
Net income attributable to common stockholders					$66,047
Adjustments:
Interest and other income					(4,184)
Interest expense					158,124
Depreciation and amortization					357,173
General, administrative and professional fees					40,387
Loss on extinguishment of debt, net					119
Transaction, transition and restructuring costs					5,472
Other expense					13,370
Net income attributable to noncontrolling interests					2,661
Income from unconsolidated entities					(16,644)
Income tax benefit					(6,345)
Gain on real estate dispositions					(1,283)
NOI	$302,296	$147,745	$157,038	$7,818	$614,897
Adjustments:
Straight-lining of rental income	—	(3,564)	(22,673)	—	(26,237)
Non-cash rental income	—	(2,594)	(8,963)	—	(11,557)
Cash payments, fees and other consideration	—	2,615	—	—	2,615
NOI not included in Cash NOI (1)	1,294	(3,441)	(16,908)	—	(19,055)
Non-segment NOI	—	—	—	(7,818)	(7,818)
NOI impact from change in FX	(911)	—	(10)	—	(921)
Cash NOI	$302,679	$140,761	$108,484	$—	$551,924

Adjustments:
Cash NOI not included in Same-Store	(27,037)	(2,622)	—	—	(29,659)
NOI impact from change in FX not in Same-Store	42	—	—	—	42
Same-Store Cash NOI	$275,684	$138,139	$108,484	$—	$522,307

(1)     Includes consolidated properties. Excludes, among other things, sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new reportable segment as of the transition date.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Third Quarter 2026 Senior Housing Operating Portfolio Same-Store Cash Operating Revenue
(In thousands, unless otherwise noted; dollars in USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended
	3Q25	2Q26	3Q26
Total revenues	$1,088,546	$1,363,498	$1,450,802
Adjustments:
Revenues not included in cash operating revenues[1]	(17,076)	(11,963)	(10,014)
Revenue impact from change in FX	(2,268)	(1,496)	—
Cash operating revenue	$1,069,202	$1,350,039	$1,440,788

Adjustments:
Cash operating revenue not included in Same-Store	(110,563)	(328,680)	(402,324)
Cash operating revenue impact from change in FX not in Same-Store	91	47	—
Same-Store Cash Operating Revenue	$958,730	$1,021,406	$1,038,464

Percentage increase YoY			8.3%
Percentage increase Seq			1.7%

(1)     Includes consolidated properties. Excludes, among other things, sold assets, assets owned by unconsolidated real estate entities, assets held for sale, loan repayments, development properties not yet operational, land parcels and third-party management revenues from all periods. Assets that have undergone business model transitions are reflected within the new reportable segment as of the transition date.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Adjusted EBITDA and Net Debt
(Dollars in thousands USD; totals may not sum due to rounding; unaudited)

	For the Three Months Ended
	3Q26		2Q26		1Q26		4Q25		3Q25
Net income attributable to common stockholders	$65,380		$70,570		$55,912		$70,202		$66,047
Adjustments:
Interest expense	161,388		160,034		156,142		154,468		158,124
Loss on extinguishment of debt, net	14		83		449		53		119
Taxes (including tax amounts in general, administrative and professional fees)	(17,821)		(24,433)		(14,800)		(105)		(5,210)
Depreciation and amortization	446,013		407,711		382,468		352,723		357,173
Non-cash stock-based compensation expense	5,926		5,313		24,842		6,319		5,905
Transaction, transition and restructuring costs	7,872		13,478		6,659		(6,008)		5,472
Net income attributable to noncontrolling interests, adjusted for partners’ share of consolidated entity EBITDA	(11,248)		(10,956)		(8,034)		(8,383)		(8,061)
Income from unconsolidated entities, adjusted for Ventas’ share of EBITDA from unconsolidated entities	41,888		42,319		40,991		42,820		18,238
Gain on real estate dispositions	(815)		(176)		(15,046)		(3,311)		(1,283)
Unrealized foreign currency gain (loss)	(30)		183		(204)		644		234
Gain on derivatives, net	—		—		—		—		8,362
Significant disruptive events, net	(1,517)		(1,064)		2,185		(297)		1,161
Other normalizing items, net	—		—		—		9		(14,298)
Adjusted EBITDA	$697,050		$663,062		$631,564		$609,134		$591,983
Adjustment for current period activity	14,406		20,651		7,924		(1,614)		5,269
Further Adjusted EBITDA	$711,456		$683,713		$639,488		$607,520		$597,252

Further Adjusted EBITDA annualized	$2,845,824		$2,734,852		$2,557,952		$2,430,080		$2,389,008

Total Debt	$12,436,652		$12,687,789		$12,518,493		$13,011,016		$12,571,614
Cash and cash equivalents	(202,009)		(198,956)		(183,613)		(741,067)		(188,617)
Restricted cash pertaining to debt	(2,500)		(2,643)		(3,230)		(24,845)		(36,515)
Partners’ share of consolidated debt	(335,584)		(335,866)		(327,241)		(328,171)		(324,932)
Ventas’s share of unconsolidated debt	761,805		755,816		754,296		732,515		724,279
Net Debt	$12,658,364		$12,906,140		$12,758,705		$12,649,448		$12,745,829

Net Debt / Further Adjusted EBITDA	4.4	x	4.7	x	5.0	x	5.2	x	5.3	x

The Company believes that Further Adjusted EBITDA and Net Debt are useful to investors, analysts and Company management because they allow the comparison of the Company’s credit strength between periods and to other real estate companies without the effect of items that by their nature are not comparable from period to period.

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Ventas Reports 2026 Third Quarter Results
October 27, 2026

Adjusted EBITDA

The Company defines Adjusted EBITDA as consolidated earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense, asset impairment and valuation allowances), excluding (a) gains or losses on extinguishment of debt; (b) transaction, transition and restructuring costs; (c) noncontrolling interests’ share of adjusted EBITDA; (d) net gains or losses on real estate activity; (e) gains or losses on re-measurement of equity interest upon acquisition; (f) unrealized foreign currency gains or losses; (g) gains or losses on derivatives, net and changes in the fair value of financial instruments; (h) net expenses or recoveries related to significant disruptive events; and including (x) Ventas’ share of adjusted EBITDA from unconsolidated entities and (y) the impact of other items set forth in the Adjusted EBITDA reconciliation included herein.

Further Adjusted EBITDA

Further Adjusted EBITDA is Adjusted EBITDA further adjusted for transactions and events that were completed during the period, as if the transaction or event had been consummated at the beginning of the relevant period and considers any other incremental items set forth in the Further Adjusted EBITDA reconciliation included herein.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third-party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, OM&R and NNN), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-Store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance.

Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the Company’s OM&R and NNN reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. Our SHOP and NNN that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by significant disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a significant disruptive redevelopment; (iv) for OM&R and NNN reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material
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Ventas Reports 2026 Third Quarter Results
October 27, 2026

change in occupancy or NOI; or (v) for SHOP and NNN reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, certain of our performance-based disclosures, including Same-Store NOI for SHOP and NNN, assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average monthly exchange rate for the current period.

Contacts
BJ Grant
(877) 4-VENTAS
Source: Ventas, Inc.
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